SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 15, 2009

Habersham Bancorp

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-13153	58-1563165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 1980
282 Historic Highway 441 North,
Cornelia, GA  30531

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(706) 778-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2009, Habersham Bancorp (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market (the “Staff”) notifying the Company that it has not regained compliance with Listing Rule 5450(b)(1)(C) (the “Rule”), which requires that a company listed on the Nasdaq Global Market maintain a minimum market value of publicly held shares (“MVPHS”) of $5,000,000.  The Company had previously been notified of its failure to meet this condition by written notice from the Staff dated September 15, 2009.  That notice provided 90 calendar days, or until December 14, 2009, to regain compliance with the Rule.

Because the Company did not regain compliance by the December 14, 2009 deadline, the Notice states that the Company’s common stock will be delisted from the Nasdaq Global Market.  The Company has the right to appeal this determination, but has elected not to request a hearing.  As a result, trading of the Company’s common stock on the Nasdaq Global Market will be suspended at the opening of business on December 24, 2009.  Nasdaq will then file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s common stock from listing on the Nasdaq Stock Market 10 days after filing and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, 90 days after filing, absent SEC action to the contrary.

The Company issued a press release on December 17, 2009 that disclosed its receipt of the Notice from the Staff.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits

Exhibit 99.1      Press release dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HABERSHAM BANCORP

Date: December 17, 2009	By:	/s/ Annette Banks
Annette Banks
Chief Financial Officer